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                                                                   EXHIBIT 23.10

                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated March 10, 2000, with respect to the financial statements of Provider Technology Group (a division of Blue Cross Blue Shield of Massachusetts) incorporated by reference in the Registration Statement (Form S-3) and related Prospectus of WebMD Corporation for the registration of 15,000,000 shares of its common stock.

                                                           /s/ Ernst & Young LLP

Boston, Massachusetts
November 7, 2000